Exhibit 5.1
August 31, 2010
SciQuest, Inc.
6501 Weston Parkway, Suite 200
Cary, North Carolina 27513
Ladies and Gentlemen:
     We have acted as counsel to SciQuest, Inc., a Delaware corporation (the “Company”), in connection with the proposed issuance and sale of (i) 6,000,000 shares (the “Company Shares”) of the Company’s newly-issued common stock, par value $0.001 per share (the “Common Stock”) and (ii) 900,000 shares of the Company’s Common Stock held by certain stockholders (the “Selling Stockholders”) of the Company (the “Outstanding Shares”) that are subject to an over-allotment option granted to the underwriters in the offering, as set forth in the Company’s Registration Statement on Form S-1 (No. 333-165720) filed with the Securities and Exchange Commission (the "SEC”) on March 26, 2010 (as amended and supplemented and as may be subsequently amended and/or supplemented through the date of the Company’s issuance and sale of the Company Shares, the "Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Company Shares and Outstanding Shares are collectively referred to herein as the “Shares.”
     This opinion is being furnished in accordance with the requirements of Item 16(a) of Form S-1 and Item 601(b)(5)(i) of Regulation S-K.
     We have examined the Registration Statement and related prospectus and the form of amended and restated certificate of incorporation of the Company (the “Restated Certificate”), which has been filed with the SEC as an exhibit to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such corporate and other records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.
     In rendering the opinions set forth below, we have assumed the Restated Certificate has been filed with the Delaware Secretary of State and the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all records, documents and instruments submitted to us as originals, the conformity to the originals of all records, documents and instruments submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter records, documents and instruments.
     We express no opinion concerning any law other than the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the foregoing) and the federal law of the United States of America.
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Morris, Manning & Martin, LLP
August 31, 2010

     Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:
     1. The Company Shares have been duly authorized and (a) when the Registration Statement becomes effective under the Securities Act, (b) when the pricing committee of the Company’s board of directors (the “Pricing Committee”) has taken all necessary action to approve the issuance and sale of the Company Shares, including determination of a specific number of Company Shares to be sold and a specific price for the sale of the Company Shares, and (c) upon payment and delivery in accordance with the underwriting agreement in the form filed with the SEC as an exhibit to the Registration Statement and approved by the Pricing Committee, the Company Shares will be validly issued, fully paid and nonassessable if (i) issued as certificated shares, certificates representing such Company Shares have been duly executed by the Company, countersigned and registered by the Company’s transfer agent/registrar and delivered on behalf of the Company, or (ii) if issued as uncertificated shares, upon authorization thereof by action of the Company’s board of directors; and
     2. The Outstanding Shares have been duly authorized and are validly issued, fully paid and nonassessable.
     We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC.
     This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose. This opinion is limited to the specific issues addressed herein, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Shares or the Registration Statement. No opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date the Registration Statement becomes effective under the Securities Act and we assume no obligation to revise or supplement this opinion thereafter.

Very truly yours,

MORRIS, MANNING & MARTIN, LLP

By:	/s/ Grant W. Collingsworth A Partner